STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "**Agreement**") is dated as of October 21, 2007 by and between Silica Tech, LLC, a Connecticut limited liability corporation having an address at 199 Main Street Suite 706 White Plains, NY 10601 ("**Silica**"), FiberCore Mid East Ltd. an entity formed under the laws of the Cayman Islands, having an address at 199 Main Street Suite 706 White Plains, NY 10601 ("**Seller**") and Eng. Abdulaziz M. Al-Namlah having an address at P.O. Box 733, Riyadh, 11383, Kingdom of Saudi Arabia (the "**Purchaser**").

WITNESSETH:

WHEREAS, FiberCore, Inc., A Nevada corporation ("**FiberCore**"), through Seller, its wholly owned subsidiary owned all right, title and interest in 875 shares of the common stock (the "**Shares**") of Middle East Fiber Cable Company, a Saudi Arabian limited liability company (the "**Company**"), which the Company has informed Seller constitutes 7% of the Company's outstanding equity;

WHEREAS, pursuant to a United States Bankruptcy Court Order, Silica acquired, among other assets, all right, title, and interest in the Seller which owns all right, title, and interest in the Shares;

WHEREAS, the Seller owns the Shares free and clear of any liens or encumbrances, whatsoever; and

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to sell the Shares to Purchaser, and Purchaser desires to purchase the Shares from the Seller;

NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. **Purchase Price.** The purchase price for the Shares shall be an amount equal to THREE HUNDRED AND TWENTY FIVE THOUSAND UNITED STATES DOLLARS ($325,000.00) (the "**Purchase Price**").

2. **Transfer of Shares.** Silica shall cause the Seller to transfer the Shares to Purchaser subject to the terms and conditions of this Agreement. Notwithstanding any provision herein, the transfer of the Shares from the Seller to the Purchaser shall only become effective when the Seller receives the Seller's bank's confirmation in form reasonably satisfactory to Seller that the Seller has received the full Purchase.

3. **Closing.** The Escrow Agent hereby acknowledges that Purchaser has deposited an amount equal to the Purchase Price in immediately available funds into an escrow account controlled by the Escrow Agent. The Escrow Agent shall transfer an amount equal to the Purchase Price to the Seller by wire transfer in immediately available funds to an account designated by the Seller upon the completion of the title transfer process, including the title transfer from FiberCore Mid

East Ltd. to the Purchaser, in accordance with the rules and regulations of the Kingdom of Saudi Arabia. Purchaser represents and warrants that Purchaser has received from Seller all documents necessary to legally transfer title to the Shares pursuant to the laws of the Kingdom of Saudi Arabia and that Purchaser, the Company, and the Escrow Agent shall exercise their best efforts to facilitate the completion of such transfer, (estimated at four to five weeks from the receipt of documents necessary for the title transfer,) as soon as possible after the date hereof.

4. **Representation and Warranty.** Seller represents and warrants that Seller is the beneficial owner and holder of the Shares as of this date hereof. The Seller has full power and authority to transfer the Shares in accordance with these terms.

5. **Release.** Each of Purchaser and the Company, for themselves, their heirs, executors, administrators, successors and assigns, in addition to all the promises made herein, hereby releases and forever discharges Silica, the Seller, and their respective divisions, successors, predecessors, subsidiaries, affiliates, assigns, and the directors, officers, servants, agents, consultants, attorneys and employees of each of them, and each of their heirs, executors and administrators, (but only in their capacity as such) and all of them (hereinafter collectively "**Releasees**") from any and all actions and causes of action, claims and demands, suits, damages, costs, attorneys' fees, expenses, debts due, contracts, agreements, and claims for any compensation or benefits whatsoever, in law or in equity, which Purchaser, the Company, or anyone claiming by, through or under Purchaser or the Company in any way might have or could have against the Seller and Releasees, from the beginning of the world to the date hereof. Purchaser and the Company shall jointly and severally indemnify each Releasee for any loss, cost, expense or other damage suffered by such Releasee resulting from, or arising out of, the subject matter of this provision.

6. **Governing Law.** This Agreement shall in all respects be governed by and construed in accordance with the laws of the Kingdom of Saudi Arabia. Any controversy, claim or dispute arising out of or relating to the construction, interpretation, performance, breach, termination, enforceability or validity of this Agreement or the arbitration provisions contained herein, including without limitation the determination of whether a Party has waived its rights to arbitration hereunder or the enforceability of the arbitration provisions hereunder, shall be determined by arbitration in accordance with, and based upon the procedures set forth herein and the rules of the International Arbitration Association. The arbitration shall take place in New York, New York.

7. **Assignment.** This Agreement shall not be assigned by either party without the written consent of the other.

8. **Amendment.** The Parties may amend, modify and supplement this Agreement in any manner as may be agreed upon by them in writing.

9. **Entire Agreement.** This instrument embodies the entire agreement between the parties with respect to the transactions contemplated, and there have been and are no agreements, representations or warranties between the parties other than those set forth herein.

10. **Counterparts.** This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same

instrument and this Agreement may be executed by facsimile of a signature of a party hereto, which shall constitute an original counterpart hereto for all purposes.

11. **Severability.** In the event that any provision set forth in this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

12. **Further Actions.** Purchaser and Seller agree to execute any and all other documents, and to take any other action or corporate proceedings which may be necessary or desirable to carry out the terms of this Agreement.

13. **Escrow Agent and Legal Fees.** The Purchaser, Silica, and Seller hereby appoint Mr. Bassam A. Elqasem as their joint attorney and as escrow agent ("**Escrow Agent**") and hereby appoint him for processing the title transfer documents as provided in Section 3, above. The Escrow Agent hereby accepts such appointment and agrees to act in accordance with the terms of this Agreement. In addition, the Escrow agent will be responsible for processing the title transfer documents with the Kingdom of Saudi Arabia's regulatory authorities. The Seller shall be responsible for payment of legal fees in connection with processing the transfer of title between FiberCore and Seller which shall not exceed ($) and the Purchaser and Seller shall be equally responsible for payment of legal fees in connection with the transfer of title between the Seller and the Purchaser and escrow fees which fees shall collectively not exceed ($). In aggregate, the total fee paid to the Escrow Agent shall not exceed TEN THOUSAND UNITED STATES DOLLARS ($10,000).

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Stock Purchase Agreement as of the date first set forth above.

SILICA TECH, LLC.

By: Silica Tech Holdings, LLC
Its Managing Member

By: ______________________
Name: Steven Phillips
Title: A Managing Member

FIBERCORE MID EAST LTD.

By: ______________________
Name: STEVEN PHILLIPS
Title: A MANAGING MEMBER

PURCHASER

____
Eng. Abdulaziz M. Al-Namlah

MIDDLE EAST FIBER CABLE COMPANY
(with respect to Sections 3 and 5 only):

By: ______________________
Name: Dr. Suleiman Al- Hedaithy
Title : Vice President

ESCROW AGENT

____
Bassam A. Elqasem
With respect to Sections 3 and 13 only.